SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 25, 2003

INKTOMI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-24339	94-3238130

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 East Third Avenue, Foster City, California 94404

(Address of principal executive offices)

650-653-2800

(Registrant’s telephone number, including area code)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
INDEX OF EXHIBITS
EXHIBIT 23.1
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 5. Other Events.

     On December 17, 2002, Inktomi Corporation (“Inktomi”) completed the previously announced sale of its enterprise search software business to Verity, Inc. (“Verity”) pursuant to an Asset Purchase Agreement, dated as of November 13, 2002, as amended as of December 17, 2002, by and among Inktomi, Inktomi Quiver Corporation (formerly Quiver, Inc.), Ultraseek Corporation, Quiver Ltd. and Verity (as amended, the “Agreement”). Under the Agreement, Inktomi sold the business assets of its enterprise search software business to Verity for total consideration of $25 million in cash, and the assumption of Inktomi’s obligations under certain existing enterprise search business contracts, including customer support obligations. Of the $25 million cash consideration, $3 million plus interest will be paid 18 months following the closing of the sale, subject to reduction for indemnification claims made by Verity during such 18 month period. The consideration paid to Inktomi was determined as a result of arms-length negotiations between Inktomi and Verity. As a result of this asset divestiture, Inktomi has and will likely incur employee severance and other restructuring costs in addition to costs resulting directly from the sale, as further described in Inktomi’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002.

     The purpose of this Current Report on Form 8-K is to file the following financial information with the Securities and Exchange Commission, in each case giving effect to the divestiture of our enterprise search business as a discontinued operation:

•	Inktomi’s audited consolidated financial statements;

•	Inktomi’s unaudited selected financial data; and

•	Management’s Discussion and Analysis of Financial Condition and Results of Operation.

     The consolidated financial statements, selected financial data and Management's Discussion and Analysis of Financial Condition and Results of Operation are current as of the original date of our form 10-K filed with the Securities and Exchange Commission on December 30, 2002. The Factors Affecting Operating Results are current as of the date of this 8-K.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits

Exhibit No.	Exhibit

23.1	Consent of PricewaterhouseCoopers, LLP

99.1	Report of Independent Accountants, Consolidated Financial Statements, and Notes thereto

99.2	Selected Financial Data

99.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INKTOMI CORPORATION

Dated: February 25, 2003

	By:	/s/ Randy Gottfried Randy Gottfried Senior Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Exhibit

23.1	Consent of PricewaterhouseCoopers, LLP

99.1	Report of Independent Accountants, Consolidated Financial Statements, and Notes thereto

99.2	Selected Financial Data

99.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations